UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 17, 2008
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951) 271-4232
(Registrant�s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On September 18, 2008, Vineyard National Bancorp (“VNBC”) announced that VNBC and its operating subsidiary, Vineyard Bank, N.A. (“Vineyard”) had entered into an employment agreement with Glen Terry, as president and chief executive officer of VNBC and Vineyard, which terms were subject to regulatory approval. On December 17, 2008, VNBC, Vineyard and Mr. Terry entered into an amended and restated employment agreement (the “Restated Agreement”). The Restated Agreement includes certain changes that were (i) required by regulators or (ii) made in response to the changed circumstances at VNBC and the Bank (specifically, the previously disclosed unsuccessful capital raise transaction and the subsequent review by VNBC of strategic alternatives, including the potential sale of Vineyard).

    The material changes contained in the Restated Agreement include:

     • a reduction in the “Severance Payment” payable to Mr. Terry under certain circumstances from (i) two (2) times his annual base salary plus a pro-rated bonus to (ii) one (1) times his annual base salary. However, in the event that the conditions enumerated in 12 C.F.R. §§ 359.1(f)(1)(ii)(2)(A) through (E) do not exist at the time of termination (which conditions relate to, among other things, a troubled condition regulatory designation and similar matters), then the Severance Payment springs back to two (2) times base salary plus a pro-rated bonus; and

    • the provision providing for a $180,000 payment to Mr. Terry in the event that he was not placed in the CEO role if a capital raise transaction was not successful was replaced with a provision providing for a $180,000 payment to Mr. Terry in the event of a termination of his employment if a transaction involving the sale of Vineyard does not occur.

    Although certain other changes were made from the original employment agreement, all other material terms, including base salary and term, remain unchanged. The Restated Agreement also did not change any provisions relating to the grant of stock options to Mr. Terry. As a result, it is unlikely that the initial grant of stock options previously anticipated will now be made, due to the fact that that initial grant was to be made only after a successful capital raise transaction.

    A copy of the Restated Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Amended Employment Agreement, dated December 17, 2008, among Vineyard National Bancorp, Vineyard Bank, National Association and Glen C. Terry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vineyard National Bancorp
(Registrant)

Dated: December 22, 2008	By:	/s/ James G. LeSieur
	Name:	James G. LeSieur
	Title:	Interim Chief Financial Officer